UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

Gene Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33635	27-007587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11230 Sorrento Valley Road, Suite 220

San Diego, California 92122

(Address of Principal Executive Offices) (Zip Code)

(858) 414-1477

(Registrant’s Telephone Number, Including Area Code)

(Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRXM	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Investment by Nostrum Pharmaceuticals LLC

On May 22, 2020, we entered into a Preferred Stock Purchase Agreement with Nostrum Pharmaceuticals, LLC, a Delaware limited liability company (“Nostrum”) pursuant to which we sold to Nostrum 1,700,000 shares of our newly designated Series B Convertible Preferred Stock, for a total purchase price of $1.7 million. Nostrum is the parent of Nostrum Laboratories, Inc., a privately-held pharmaceutical company engaged in the formulation and commercialization of specialty pharmaceutical products and controlled-release, orally administered, branded and generic drug products.

The Series B Convertible Preferred Stock is convertible into shares of our Common Stock at an initial conversion ratio of .0113 shares of Series B Convertible Preferred Stock for each share of Common Stock. Accordingly, the Series B Convertible Preferred Stock is currently convertible in the aggregate into 150,442,478 shares of our Common Stock.

We will use the proceeds from the sale of the Series B Convertible Preferred Stock to fund working capital requirements in preparation for conducting a Phase 3 clinical trial in the United States for our Generx® product candidate. We believe that Nostrum’s assets and experience in the formulation and commercialization of pharmaceutical products will facilitate the administration and completion of the Phase 3 clinical trial on a cost-effective basis.

Under the Preferred Stock Purchase Agreement, we have agreed to use our best efforts to become current in our reporting obligations under the Securities Exchange Act of 1934, as amended. We have engaged Marcum LLP as our independent public accounting firm to perform audits of our financial statements for the years ended December 31, 2017, 2018 and 2019. We intend to file a “super 10-K” report with the SEC covering each of those three fiscal years promptly following the completion of the audits, and thereafter to remain compliant with our public company reporting requirements.

We will need additional capital to complete the Phase 3 clinical trial for Generx. We anticipate raising that capital from the sale of additional debt or equity securities to Nostrum or to third parties. However, there are no agreements or arrangements in place with Nostrum or any third party for additional funding at this time. If we are able to secure additional financing, it may be on terms that are dilutive or otherwise unfavorable to existing stockholders.

On May 28, 2020, we issued a press release announcing the investment. A copy of the press release is attached as Exhibit 99.1 hereto.

Transactions with Shanxi Taxus Pharmaceuticals Co., Ltd.

In connection with the Preferred Stock Purchase Agreement, we entered into certain arrangements with Shanxi Taxus Pharmaceuticals Co., Ltd. (“Shanxi”). Shanxi has previously paid a subscription of $600,000 to acquire shares of our Common Stock or shares of capital stock in our Angionetics Inc. subsidiary. On April 10, 2020 we entered into a Reaffirmation and Ratification Agreement with Shanxi (the “Ratification Agreement”) confirming that we have applied the $600,000 payment to the purchase of license rights to our Generx® product candidate in greater China and have assigned our residual rights to Excellagen to Shanxi. We previously entered into a strategic cooperation agreement and a subscription agreement with Shanxi. Mr. Jiayue Zhang, a member of our Board of Directors, is the Chairman and substantial stockholder of Shanxi. In connection with the entry into the agreements described below, we terminated all prior agreements with Shanxi and entered into a mutual release of claims.

On April 10, 2020, our Angionetics, Inc. subsidiary entered into a Distribution and License Agreement with Shanxi, as amended by the First Amendment to Distribution and License Agreement dated April 14, 2020 (as amended, the “Shanxi License Agreement”), granting Shanxi certain license rights with respect to our Generx product candidate. The distribution and license rights commence only after we obtain U.S. FDA approval for marketing and sale of Generx in the United States. The license rights include (a) a non-exclusive right to manufacture Generx products in China, and (b) an exclusive right to market and sell Generx products in Singapore, Macau, Hong Kong, Taiwan, any other municipality other than mainland China where Chinese (Mandarin or Cantonese) is the common language, the Russian Federation and the Commonwealth of Independent States (i.e., Armenia, Azerbaijan, Belarus, Kazakhstan, Kyrgyzstan, Moldova, Tajikistan, Turkmenistan, and Uzbekistan). The Shanxi License Agreement provides for a royalty ranging from 5% up to 10% based on the level of annual net sales of the Generx product sold by Shanxi in the licensed territory.

On April 10, 2020, our Activation Therapeutics, Inc. subsidiary entered into a License and Patent Assignment Agreement with Shanxi (the “Shanxi Assignment Agreement”) pursuant to which we transferred of all of our assets related to our Excellagen product to Shanxi. We had previously sold our Excellagen product to U.S.-based Olaragen Therapeutix, Inc. (“Olaragen”), but retained rights to manufacture, use and sell the product in Greater China, the Russian Federation and the Commonwealth of Independent States. Under the terms of the Assignment Agreement, we transferred all of our license rights to manufacture, use, market and sell Excellagen to Shanxi. We also assigned to Shanxi a Chinese patent that we received on Excellagen. In July 2018, we sold Excellagen to Olaragen for $4,000,000. At closing, we received a cash payment of $650,000. Based on the terms of the Shanxi Assignment Agreement, we retain the right to receive from Olaragen up to $3,350,000, based on a 10% royalty from the future from worldwide sales outside of China.

Following the Shanxi Assignment Agreement, our ongoing business is currently focused solely on the development of our Generx product candidate.

References to Agreements

The foregoing descriptions of the Preferred Stock Purchase Agreement, the Ratification Agreement, the Shanxi License Agreement and the Shanxi Assignment Agreement do not purport to be complete and are qualified in their entirety by reference to the copies of the agreements attached to this report as Exhibits 10.1 through 10.5 and incorporated by reference.

The agreements have been included to provide investors and stockholders with information regarding their respective terms. Those agreements are not intended to provide any other factual information about our company or Nostrum. The representations, warranties and covenants contained in those agreements were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to those agreements, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under any of the agreements and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

Forward-Looking Statements

This document contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this communication, the words “will,” “may,” “would,” “approximate,” “expect,” “intend,” and similar expressions and their variants may identify forward-looking statements. Examples of forward-looking statements include statements relating to (a) our having or securing the capital necessary to support our future operations; (b) our ability to successfully initiate and complete the Phase 3 clinical trial for Generx® or any other clinical trials; and (c) the strategic focus and plans for our company following the investment by Nostrum. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including the risk factors included in the Company’s periodic reports filed with the SEC. Forward looking statements are based on information available and assumptions as of the date of this report. Except as required by applicable law, we do not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 3.02	Unregistered Sales of Equity Securities.

On May 22, 2020 we sold 1,700,000 shares of our newly designated Series B Preferred Stock to Nostrum in exchange for $1,700,000 in cash. There were no underwriting discounts or commissions. The sale was conducted as a privately negotiated transaction with a single investor, pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

The shares of Series B Convertible Preferred Stock have a liquidation preference over holders of our Common Stock or any other class of junior stock. In the event of any liquidation, dissolution or winding up of our company, the holders of our Series B Convertible Preferred Stock will first be entitled to be paid an amount equal to $1.00 per share plus any other fees, liquidated damages or dividends then owing, before our remaining assets will be distributed among the holders of our Common Stock or the other classes or series of shares of our capital stock.

Item 5.01	Changes in Control of Registrant.

The sale of the Series B Convertible Preferred Stock resulted in a change of control in our company. The 1,700,000 shares of Series B Convertible Preferred Stock issued to Nostrum vote on an as converted basis with the equivalence of 150,442,478 shares of Common Stock.

Concurrently with the sale of the Series B Convertible Preferred Stock, Nostrum acquired 220 shares of our Series A Convertible Preferred Stock from Sabby Master Heathcare Ltd. and agreed to purchase the remaining 570 shares of Series A Convertible Preferred Stock that are outstanding and held by Sabby. As a result of the issuance of the Series B Convertible Preferred Stock, each share of our Series A Convertible Preferred Stock became convertible into 88,496 shares of our Common Stock. The Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock restricts Nostrum from converting any Series A Preferred Stock if Nostrum would beneficially own a number of shares of Common Stock in excess of 9.99% of the shares of Common Stock then issued and outstanding. As a result of its ownership of the Series B Convertible Preferred Stock, Nostrum is currently limited in its entirety from converting any shares of Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock has no voting rights on general corporate matters, provided that the Series A Convertible Preferred Stock contain customary protective provisions. We were not a party to, and did not receive any proceeds from, the sale of the Series A Convertible Preferred Stock between Nostrum and Sabby.

We currently have 14,489,399 shares of Common Stock outstanding. Consequently, Nostrum’s current investment in the Series B Convertible Preferred Stock represents control of 91.2 percent of the voting power of the Company.

Nostrum acquired the Series B Convertible Preferred Stock in exchange for $1.7 million, which was funded from working capital. We are not aware of any other transaction that could result in a subsequent change in control of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On May 22, 2020, Andrew Leitch, John Wallace, Jiayue Zhang and Wei-Wei Zhang resigned from their positions as members of the Company’s Board of Directors. The resignations were required under the terms of the Preferred Stock Purchase Agreement; none of the resigning directors resigned as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or procedures. Christopher J. Reinhard and Murray Hutchinson each remain a director of the Company.

On May 22, 2020, at the request of Nostrum, James Grainer and Kaushik K. Vyas were appointed to the Company’s Board of Directors and James L. Grainer was appointed to serve as Chairman of the Board.

James L. Grainer, currently serves as the Chief Financial Officer of Nostrum and its various subsidiaries including Nostrum Laboratories, Inc. He has been Chief Financial Officer of Nostrum since 2015. Prior to joining Nostrum, Mr. Grainer served as the Chief Financial Officer of Chatterjee Asset Management (2007-2015), President and Chief Financial Officer of Greenshift Corporation (2004-2007), Managing Director at Zanett Securities (2001-2004) and Managing Director of Prudential Securities (1993-2001).

Kaushik K. Vyas, currently serves as the Chief Executive Officer of Nostrum Energy, LLC a majority owned subsidiary of Nostrum Pharmaceuticals LLC and is a member of the Board of Directors of Nostrum Pharmaceuticals LLC. Mr. Vyas has served as the Chief Executive Officer of Nostrum Energy LLC since 2012. From 1995 to 2012 Mr. Vyas was employed by Science Applications International Corporation (NYSE: SAIC), a government services and information technology company, in a variety of positions culminating in Corporate VP.

Following these resignations and appointments, the Board of Directors is currently comprised of four members consisting of Messrs. Grainer, Hutchinson, Reinhard and Vyas.

Executive Officers

On May 22, 2020, the following individuals have been appointed the executive officers of the Company to serve until the next annual meeting of the Board of Directors and until their successors are duly elected and qualified:

Chief Executive Officer	Christopher J. Reinhard
Chief Financial Officer	James L. Grainer
Chief Scientific Officer	Ronald J. Shebuski
Chief Operating Officer	Lois Chandler
Secretary	James L. Grainer

Ronald J. Shebuski, Phd. currently serves as the Company’s Chief Scientific Officer. Dr. Shebuski has over 25 years of experience in the pharmaceutical industry. From 2016 to 2020 he served as the Vice President of Research and Development for InspiRx, Inc. From 1998 to 2016 he established Cardiovascular Research Consulting, LLC, an advisory firm serving small, mid and large pharma companies in many aspects of drug discovery. From 1990 to 1998 he served as the Director of Cardiovascular Therapeutics at Pharmacia & Upjohn, where he managed the team responsible for FDA approval of the Class III anti-arrhythmic agent, Corvert®. Prior to Pharmacia & Upjohn, Dr. Shebuski was a Senior Scientist responsible for leading cardiovascular drug discovery teams at Merck Research Laboratories and Smith Kline & French in the Philadelphia area. His primary field of research has focused on thrombosis and the development of effective new thrombolytic, anti-platelet and anti-coagulant therapies. At Merck, Ron led the in vivo discovery and development effort which culminated in the identification and eventual FDA approval of the anti-platelet GPIIb/IIIa antagonist, Aggrastat®. He also led development teams in identification of novel factor Xa and P- selectin antagonists at Merck and Pharmacia & Upjohn, respectively. Dr. Shebuski received his B.S. Degree in Microbiology from the University of Wisconsin at Madison and Ph.D. Degree in Pharmacology from the University of Minnesota Medical School. Further, Dr. Shebuski is expert in FDA regulations and has an ongoing appointment (since 2009) with FDA as a Special Government Employee (SGE) in the CardioRenal Division of CDER (Center for Drug Evaluation and Research).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment to Certificate of Incorporation

On May 21, 2020, we amended our Certificate of Incorporation with the filing of a Certificate of Designation to establish the rights, privileges and preferences of a new class of our preferred stock designated Series B Convertible Preferred Stock. The material terms and provisions of the shares of our Series B Convertible Preferred Stock are summarized below.

Dividends. Each share of our Series B Convertible Preferred Stock is entitled to receive dividends when, as, and if dividends are paid on shares of our Common Stock. Dividends are payable on each share Series B Convertible Preferred Stock on an “as-converted” basis, in the same amount and form as dividends actually paid on shares of our Common Stock. We have never paid dividends on shares of our common stock and we do not intend to do so for the foreseeable future.

Voting Rights. Each share of our Series B Convertible Preferred Stock will have the same voting rights as shares of our Common Stock, on an “as-converted” basis, and will vote on all matters with the Common Stock as a single class. In addition, the Series B Convertible Preferred Stock has voting rights that require the approval of a majority of the outstanding shares of Series B Convertible Preferred Stock for any action to: (1) alter or change adversely the powers, preferences or rights given to the shares of our Series B Convertible Preferred Stock or alter or amend its certificate of designation, (2) authorize or create any class of shares ranking as to dividends, redemption or distribution of assets upon liquidation senior to, or otherwise pari passu with, the shares of our Series B Convertible Preferred Stock, (3) amend our Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of our Series B Convertible Preferred Stock, (4) increase the number of authorized shares of our Series B Convertible Preferred Stock, or (5) enter into any agreement with respect to any of the foregoing.

Conversion. The shares of our Series B Convertible Preferred Stock are convertible at any time at the option of the holder into shares of our Common Stock at a ratio determined by dividing the Stated Value of such share of Series B Preferred Stock by the conversion price of $0.0113 per share of Common Stock. Accordingly, each share of our Series B Convertible Preferred Stock is initially convertible into 88.5 shares of our Common Stock. The conversion price is subject to adjustment in the case of share splits, share dividends, combinations of shares and similar recapitalization transactions. In addition, if the Company sells shares of Common Stock or Common Stock equivalents at a price less than the current conversion price, the conversion price of the Series B Convertible Preferred Stock will be reduced to equal eighty percent (80%) of the price at which such Common Stock or Common Stock equivalents are sold.

Liquidation. The Series B Convertible Preferred Stock has a liquidation preference. Upon any liquidation, dissolution or winding up of our company, after payment or provision for payment of our debts and other liabilities and before any distribution or payment is made to the holders of our common stock or any junior securities, the holders of our Series B Convertible Preferred Stock will first be entitled to be paid an amount equal to $1.00 per share plus any other fees, liquidated damages or dividends then owing, before our remaining assets will be distributed among the holders of the other classes or series of shares of our capital stock in accordance with our Certificate of Incorporation.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the complete Certificate of Designation which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Amendment to Bylaws

On May 22, 2020, the Board amended the Company’s bylaws to eliminate the classified Board. Directors will each serve one year terms until the next annual meeting of stockholders or until their successors are duly elected and qualified.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock
10.1	Preferred Stock Purchase Agreement dated May 22, 2020 for the purchase of Series B Convertible Preferred Stock
10.2	Reaffirmation and Ratification Agreement dated April 10, 2020 between Gene Biotherapeutics, Inc. and Shanxi Taxus Pharmaceuticals Co., Ltd.
10.3	Distribution and License Agreement dated April 10, 2020 between Angionetics, Inc. and Shanxi Taxus Pharmaceuticals Co., Ltd.
10.4	Amendment No. 1 to Distribution and License Agreement dated April 14, 2020 between Angionetics, Inc. and Shanxi Taxus Pharmaceuticals Co., Ltd.
10.5	License and Patent Assignment Agreement dated April 10, 2020 between Activation Therapeutics, Inc. and Shanxi Taxus Pharmaceuticals Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2020	GENE BIOTHERAPEUTICS, INC.

	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer

-7-